UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 5, 2013

VEECO INSTRUMENTS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-16244	11-2989601
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Terminal Drive, Plainview, New York  11803

(Address of principal executive offices)

(516) 677-0200
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Veeco Instruments Inc. (“Veeco” or the “Company”) announced today that it received a letter from The NASDAQ Stock Market LLC (“NASDAQ”) on March 5, 2013 notifying the Company that it is not in compliance with NASDAQ Listing Rule 5250(c)(1) because its Annual Report on Form 10-K for the year ended December 31, 2012 was not filed on a timely basis with the Securities and Exchange Commission.  NASDAQ Listing Rule 5250(c)(1) requires the Company to timely file all required periodic financial reports with the SEC.

As previously announced, the Company’s Form 10-K, as well as the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2012, could not be filed timely because the Company is reviewing the timing of revenue recognition of Metal Organic Chemical Vapor Deposition (MOCVD) systems and related upgrades to these systems.

Veeco had previously announced that it had submitted to NASDAQ a plan to regain compliance with NASDAQ’s requirements for continued listing and that NASDAQ had granted an extension, to May 20, 2013, for the Company to regain compliance with NASDAQ’s requirements for continued listing.

The NASDAQ letter dated March 5, 2013, requires Veeco to submit an update to its original plan to regain compliance with NASDAQ’s filing requirements for continued listing by March 20, 2013.  Veeco intends to submit such an update to its original plan by the required date.

A copy of the press release disclosing the Company’s receipt of the NASDAQ notification letter is furnished as Exhibit 99.1 to this report.

Item 9.01   Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit	Description

99.1	Press release issued by Veeco dated March 8, 2013

The information in this report, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, nor shall this information or these exhibits be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 8, 2013	VEECO INSTRUMENTS INC.

	By:	/s/ Gregory A. Robbins
	Name:	Gregory A. Robbins
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit	Description

99.1	Press release issued by Veeco dated March 8, 2013